SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]    Soliciting Material Pursuant to (ss.)240.14a-11(c) or (ss.)240.14a-12

                           Dreyfus Income Funds
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                (Name of Registrant as Specified In Its Charter)


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

PRELIMINARY COPY

                          DREYFUS STRATEGIC INCOME FUND
                 ----------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 ----------------------------------------------


To the Shareholders:

          A Special Meeting of Shareholders of Dreyfus Strategic Income Fund (the "Fund") will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, Room 7G, New York, New York, on Tuesday, October 27, 1998 at 10:00 a.m., for the following purposes:

          1. To (i) change the investment objective, (ii) eliminate a fundamental management policy, and (iii) change certain other fundamental policies and investment restrictions of the Fund.

          2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Shareholders of record at the close of business on September 2, 1998 will be entitled to receive notice of and to vote at the Fund's meeting.

                                            By Order of the Board

                                            Margaret W. Chambers
                                            Secretary
New York, New York
September 15, 1998


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WE NEED YOUR PROXY VOTE IMMEDIATELY
A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE MEETING OF SHAREHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.
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
Dear Shareholder:

          As a shareholder of Dreyfus Strategic Income Fund, you are entitled to vote on several proposals being submitted to you for your approval. They are summarized below, and explained in detail in the proxy statement.

          Your Fund's management and Board of Trustees have recommended and approved a number of changes to the Fund which are designed to increase the Fund's overall investment flexibility and performance potential. These proposals relate both to the kinds of securities in which the Fund invests, and how the Fund's portfolio managers will invest in those securities. To implement these changes, though, requires the approval of shareholders, and the Fund's Board recommends that shareholders vote in favor of each proposal, as presented on the accompanying proxy card.

          Presently, the Fund's investment objective is to maximize current income. Going forward, management and the Board believe that it is in the shareholder's best interests to make use of the Fund's broad investment parameters and invest with an objective of maximizing total return, and we are seeking your approval to invest according to this proposed new investment objective. It would mean that the Fund will not only concentrate on generating a competitive monthly dividend, but also will place more emphasis on trying to grow the principal value of your investment. In seeking principal growth, income can sometimes be sacrificed, but the Fund's portfolio managers believe that dividend payout can remain competitive while pursuing a total return objective.

          The other changes discussed in the proxy statement, such as proposed changes to certain of the Fund's management policies and investment restrictions, are more technical in nature. The intention underlying these changes is to further improve your Fund's investment flexibility and performance potential. Also, the Fund's average effective maturity and duration, as well as its overall credit quality, will be managed in largely the same manner as in recent years, so the Fund's overall interest rate risk and credit risk should remain relatively the same.

          Please read the proxy statement carefully. After you have done so please feel free to call a Dreyfus representative at 1-800-645-6561 with any questions you might have. Once you are satisfied that you understand the proposals, please fill out the proxy card and return it to us in the enclosed postage-paid envelope. And, of course, please feel free to join us at the meeting on October 27, 1998.

                                   Sincerely,


                                   Marie E. Connolly,
                                   President

PRELIMINARY COPY

                          DREYFUS STRATEGIC INCOME FUND

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, OCTOBER 27, 1998

          This proxy statement is furnished in connection with a solicitation of proxies by the Board of Dreyfus Income Funds (the "Company"), on behalf of Dreyfus Strategic Income Fund (the "Fund"), a separate series of the Company, to be used at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Tuesday, October 27, 1998 at 10:00 a.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, Room 7G, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders of record at the close of business on September 2, 1998 are entitled to receive notice of and to vote at the Meeting. Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by another proxy or by letter or telegram directed to the Fund, which must indicate the shareholder's name and account number. To be effective, such revocation must be received before the Meeting. In addition, any Shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. As of ________, 1998, the Fund had ____________ shares of beneficial interest issued and outstanding.

          It is estimated that proxy materials will be mailed to shareholders of record on or about September 15, 1998. The principal executive offices of the Fund are located at 200 Park Avenue, New York, New York 10166. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL FREE 1-800-645-6561.


                PROPOSALS TO (I) CHANGE THE INVESTMENT OBJECTIVE,
               (II) ELIMINATE A FUNDAMENTAL MANAGEMENT POLICY, AND
               (III) CHANGE CERTAIN OTHER FUNDAMENTAL POLICIES AND
                       INVESTMENT RESTRICTIONS OF THE FUND


INTRODUCTION

          With this proxy statement, the Fund requests that shareholders vote to approve (i) changing the Fund's investment objective (ii) eliminating a fundamental management policy of the Fund, and (iii) changing certain of the Fund's investment restrictions. The first two items are related; the third item raises separate issues, as more fully described below. The Fund's management has proposed these changes to broaden the Fund's investment flexibility in an effort to better maximize the performance potential of the Fund. Because the Fund's investment objective, and the management policy and investment restrictions discussed are "fundamental policies" of the Fund, changing them requires shareholder approval. At a Board meeting of the Company held on August 5, 1998, the Board approved the proposed changes and directed that the proposals be submitted to shareholders for approval. These proposals are discussed below in more detail.

OVERVIEW OF PROPOSALS TO CHANGE THE FUND'S INVESTMENT OBJECTIVE AND ELIMINATE A MANAGEMENT POLICY

          The Fund's investment objective currently is to maximize current income by investing principally in debt securities of domestic and foreign issuers. The Fund's management believes, however, that significant opportunities exist for the Fund to maximize TOTAL RETURN -- consisting of capital appreciation AND current income -- for its shareholders by investing principally in the same types of securities. Accordingly, the Company's Board has approved, subject to shareholder approval, a change in the Fund's investment objective. Under its proposed investment objective, the Fund would seek to maximize total return, consisting of capital appreciation and current income. This change would allow the Fund's portfolio manager to pursue a greater range of investment opportunities on behalf of shareholders. Management believes that seeking to achieve the proposed new investment objective should not significantly affect the Fund's ability to provide current income, and will provide the Fund with more flexibility to pursue desirable investment opportunities for principal growth.

          Under its proposed new investment objective, the Fund typically would invest at least 65% of the value of its net assets in investment grade (rated at least Baa/BBB by a credit rating agency or, if unrated, deemed to be of comparable quality) debt securities and securities with debt-like characteristics of domestic and foreign issuers. These securities include corporate and government bonds, debentures, notes, U.S. Government and privately issued mortgage- related securities, asset-backed securities, convertible debt obligations, convertible preferred stock and preferred stock (collectively, "Fixed-Income Securities"). The Fund currently has the ability to invest in each of these Fixed-Income Securities, except direct investments in preferred stock. (Currently, the Fund may hold preferred stock when acquired indirectly, such as in connection with owning a convertible securities, "attached" to a bond as part of a "unit," or received as a dividend or a distribution.) Preferred stock typically has a specified dividend and ranks after bonds and before common stocks in its claim on income for dividend payments and on assets should the issuer be liquidated. The Fund would invest in preferred stocks primarily for their capital appreciation potential.

          Corresponding with the Fund's proposed new investment objective, the Fund would be permitted to invest the remaining 35% of its net assets in Fixed-Income Securities rated lower than investment grade (or, if unrated, deemed to be of comparable quality), including as low as the lowest rating assigned by the credit rating agencies. Securities rated below investment grade, commonly known as "high yield" securities, carry a higher degree of credit risk than higher rated securities, and are considered speculative by the credit rating agencies. Although these securities may pay a higher interest rate, they are subject to a greater risk that interest payments and the repayment of principal on such debt will not be paid on a timely basis. This higher "credit risk" can increase a Fund's overall volatility, especially in times of economic recession.

          Currently, it is a fundamental policy of the Fund that at least 95% of the debt securities purchased by the Fund have a rating of at least Caa/CCC or be of comparable quality, and that no more than 5% of the debt securities have a rating as low as the lowest rating assigned by the credit rating agencies (herein referred to as the "95%/5% credit quality restriction"). To pursue the proposed new investment objective, under the desired 65%/35% guidelines described above, the Company's Board has approved, subject to shareholder approval, eliminating the 95%/5% credit quality restriction. While eliminating the 95%/5% credit quality restriction would increase the amount which the Fund may invest in securities rated below Caa/CCC, the Fund will seek to maintain an average portfolio credit quality of investment grade (at least Baa/BBB, without reference to (+) or (-) subcategories) and, thus, its overall credit risk profile should be substantially similar to its current profile. Since early 1996 (as stated in the Fund's Prospectus), the Fund has invested less than 35% of the value of its net assets in high yield securities. (As of August 5, 1998, the Fund's average portfolio credit quality was BBB+. Portfolio composition will change over time.)

          The Fund's investment objective, and the 95%/5% credit quality restriction, are fundamental policies that cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund's outstanding shares.

          The Board also has approved a change in the Fund's name to "The Dreyfus Core Bond Fund," a name that is more descriptive of the Fund's management policies. In addition, management intends to manage the Fund so that, under normal market conditions, the Fund's portfolio will have an average effective duration ranging between 3.5 and 6 years and an average effective maturity ranging between 5 and 10 years. Managing the Fund in this manner should place the Fund in the "intermediate sector" of the fixed-income market. The Board has approved this investment approach. The duration and maturity of the Fund's portfolio currently are not limited. Duration is a way of measuring a security's maturity in terms of the average time required to receive the present value of all interest and principal payments, which incorporates the security's yield, coupon interest payments, final maturity and option features into one measure. Duration is an alternative to the concept of "term to maturity" in assessing the price volatility associated with a 1% change in interest rates. Generally, the longer the duration, the more volatility an investor should expect. For example, the market price of a bond with a duration of two years would be expected to decline 2% if interest rates rose 1%. For purposes of calculating effective average portfolio maturity, a security that is subject to redemption at the option of the issuer on a particular date ("call date") which is prior to the security's stated maturity may be deemed to mature on the call date, rather than on its stated maturity date. These changes are NOT required to be submitted to shareholders for their approval and will be implemented by the Fund regardless of whether shareholders approve this Proposal.

OVERVIEW OF PROPOSAL TO CHANGE CERTAIN OF THE FUND'S INVESTMENT RESTRICTIONS

          Management believes it is appropriate to modify certain of the Fund's investment restrictions (which are fundamental policies), and to change certain investment restrictions which are fundamental policies to non-fundamental, as described below. Non-fundamental policies may be changed by vote of the Company's Board members at any time without shareholder approval, subject to compliance with applicable Securities and Exchange Commission requirements. These changes are being proposed to further improve the Fund's investment flexibility.

          The 1940 Act requires that a relatively limited number of investment policies and restrictions be designated as fundamental policies which may not be changed without shareholder approval. These policies relate to (a) the classification and subclassification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities, (g) making loans to other persons, and (h) changing the nature of the business so as to cease to be an investment company. When the Fund was formed, the Board designated a number of other policies as fundamental, in large part in response to certain regulatory requirements (E.G., state regulatory requirements that have since been repealed or are no longer applicable as a result of the passage of the National Securities Markets Improvement Act of 1996) or business or industry conditions that have changed, and adopted certain restrictions which now are believed to be unduly restrictive.

          To enable the Fund to broaden its permissible investments as described below, the Company's Board unanimously approved changes in the Fund's investment restrictions and directed that this Proposal be submitted to shareholders for their approval.

PROPOSAL 1:  TO CHANGE THE FUND'S INVESTMENT OBJECTIVE

          Shareholders are asked to approve changing the Fund's investment objective. If approved, the Fund's investment objective would be to maximize total return, consisting of capital appreciation and current income. To achieve its investment objective, the Fund would invest principally in Fixed-Income Securities of domestic and foreign issuers. Management believes that Fund shareholders would benefit from the greater investment flexibility the changed investment objective affords.

PROPOSAL 2:  ELIMINATE THE 95%/5% CREDIT QUALITY RESTRICTION

          Shareholders also are asked to approve eliminating the 95%/5% credit quality restriction. If approved, the Fund would be permitted to invest, to the extent consistent with its investment objective, up to 35% of its net assets in Fixed-Income Securities rated below investment grade (or, if unrated, of comparable quality) and as low as the lowest rating assigned by the credit rating agencies.

          These securities include those rated Ba by Moody's Investors Service, Inc. ("Moody's") and BB by Standard & Poor's Ratings Group ("S&P"), Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("Duff") and as low as C by Moody's and D by S&P, Fitch or Duff. Securities rated C by Moody's are regarded as having extremely poor prospects of ever attaining any real investment standing. Securities rated D by S&P, Fitch or Duff are in default, and payment of interest and/or repayment of principal is in arrears. Such securities, though high yielding, are characterized by great risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated Fixed- Income Securities. The retail secondary market for these securities may be less liquid than that of higher rated securities; adverse conditions could make it difficult at times for the Fund to sell certain securities or could result in lower prices than those used in calculating the Fund's net asset value. Bond prices are inversely related to interest rate changes; however, bond price volatility also is inversely related to coupon. Accordingly, below investment grade Fixed-Income Securities also may be relatively less sensitive to interest rate changes than higher quality Fixed-Income Securities of comparable maturity, because of their higher coupon. This higher coupon is what the investor receives in return for bearing greater credit risk. The higher credit risks associated with below investment grade Fixed-Income Securities potentially can have greater affect on the value of such securities than may be the case with higher quality issues of comparable maturity.

PROPOSAL 3:  TO CHANGE CERTAIN OF THE FUND'S INVESTMENT RESTRICTIONS

          Shareholders also are asked to approve changing certain of the Fund's investment restrictions as described below.

             o Investment Restrictions numbered 1, 2, 6, 7, 8, 10, 11, 14 and 15 would not be changed, other than to renumber certain of these restrictions.

             o Investment Restrictions numbered 3, 5 and 13 would be eliminated.

             o Investment Restrictions numbered 4, 9 and 12 would be redesignated non-fundamental policies and renumbered and Investment Restriction number 4 would be revised.

             o New Investment Restrictions proposed to be numbered 9 and 10 would be added.

          Investment Restriction No. 3, which prohibits the Fund from investing more than 5% of its assets in unseasoned issuers, would be deleted. This Investment Restriction was adopted to comply with certain state securities law requirements that are no longer in effect.

          Investment Restriction No. 4, which prohibits the Fund from investing in securities of investment companies, except in certain limited circumstances, would be revised to permit the acquisition of securities of other investment companies to the extent permitted under the 1940 Act and would be designated as a non-fundamental policy. Under the 1940 Act, the Fund's investment in such securities currently would be limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Fund's total assets with respect to any one investment company and (iii) 10% of the Fund's total assets in the aggregate. Investments in the securities of other investment companies will involve duplication of advisory fees and certain other expenses.

          Investment Restriction No. 5, which prohibits the Fund from purchasing or retaining securities of any issuer if more than a certain percentage of such issuer's securities is owned by officers or Board members of the Company, would be deleted. This Investment Restriction was adopted to comply with certain state securities laws requirements that are no longer in effect.

          Investment Restriction No. 9, which prohibits the Fund from pledging, mortgaging or otherwise encumbering its assets, except to the extent necessary to secure permitted borrowings and to the extent related to certain permitted investment techniques, would be designated as a non-fundamental policy.

          Investment Restriction No. 12, which prohibits the Fund from investing in companies for the purposes of exercising management or control, would be designated as a non-fundamental policy.

          Investment Restriction No. 13, which prohibits the Fund from writing or purchasing put or call options or combinations thereof, except as described in the Fund's Prospectus and Statement of Additional Information, would be deleted. The Fund currently is permitted to engage in such transactions which are described in the Fund's Prospectus and Statement of Additional Information.

          New Investment Restriction No. 9 would prohibit the Fund from issuing any senior security, except to the extent permitted under the 1940 Act. This Investment Restriction responds to a technical requirement under the 1940 Act and would be designated as a fundamental policy.

          New Investment Restriction No. 10 would prohibit the Fund from purchasing securities on margin, except that the Fund may make margin deposits in connection with transactions in options, forward contracts, futures contracts, including those related to indices, and options on futures contracts or indices. This Investment Restriction responds to a technical requirement under the 1940 Act and would be designated as a fundamental policy.

          If approved by shareholders, the Fund's Investment Restrictions would read as follows (new language is underscored and language to be deleted is in brackets):

          The Fund may NOT:

          1. Purchase the securities of any issuer (other than a bank) if such purchase would cause more than 5 % of the value of its total assets to be invested in securities of such issuer, or invest more than 15 % of its assets in the obligations of any one bank, except that up to 25 % of the value of the Fund's total assets may be invested, and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities may be purchased, without regard to such limitations. Notwithstanding the foregoing, based on rules of the Securities and Exchange Commission, the Fund will not invest more than 5 % of its assets in the obligations of any one bank, except as otherwise provided in such rules.

          2. Purchase the securities of any issuer if such purchase would cause the Fund to hold more than 10% of the outstanding voting securities of such issuer. This restriction applies only with respect to 75 % of the Fund's assets.

          [3. Purchase securities of any company having less than three years' continuous operations (including operations of any predecessors) if such purchase would cause the value of the Fund's investments in all such companies to exceed 5% of the value of its total assets.]

          3. [14.] Invest more than 25 % of its assets in investments in any particular industry or industries (including banking), provided that, when the Fund has adopted a temporary defensive posture, there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

          4. [6.] Purchase, hold or deal in real estate, or oil and gas interests, but the Fund may purchase and sell securities that are secured by real estate and may purchase and sell securities issued by companies that invest or deal in real estate.

          [5. Purchase or retain the securities of any issuer if the officers, Trustees or Directors of the Fund or the Manager individually own beneficially more than 1/2 of 1 % of the securities of such issuer or together own beneficially more than 5 % of the securities of such issuer.]

          5. [7.] Invest in commodities, except that the Fund may purchase and sell futures contracts, including those relating to indices, and options on futures contracts or indices.

          6. [8.] Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets). For purposes of this investment restriction, the entry into options, futures contracts, including those relating to indices, and options on futures contracts or indices shall not constitute borrowing.

          7. [10.] Make loans to others except through the purchase of debt obligations or the entry into repurchase agreements. However, the Fund may lend its portfolio securities in an amount not to exceed 33-1/3% of the value of its total assets. Any loans of portfolio securities will be made according to guidelines established by the Securities and Exchange Commission and the Fund's Board members.

          8. [11.] Act as an underwriter of securities of other issuers except to the extent the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

          9. ISSUE ANY SENIOR SECURITY (AS SUCH TERM IS DEFINED IN SECTION 18(F) OF THE 1940 ACT), EXCEPT TO THE EXTENT PERMITTED UNDER THE 1940 ACT.

          10. PURCHASE SECURITIES ON MARGIN, BUT THE FUND MAY MAKE MARGIN DEPOSITS IN CONNECTION WITH TRANSACTIONS IN OPTIONS, FORWARD CONTRACTS, FUTURES CONTRACTS, INCLUDING THOSE RELATED TO INDICES, AND OPTIONS ON FUTURES CONTRACTS OR INDICES.

          11. [9.] Pledge, mortgage or hypothecate its assets, except to the extent necessary to secure permitted borrowings and to the extent related to the deposit of assets in escrow in connection with writing covered put and call options and the purchase of securities on a when-issued or delayed-delivery basis and collateral and initial or variation margin arrangements with respect to options, futures contracts, including those relating to indices and options on futures contracts or indices. THIS INVESTMENT RESTRICTION WOULD BE DESIGNATED A NON-FUNDAMENTAL POLICY.

          12. Invest in the securities of a company for the purpose of exercising management or control, but the Fund will vote the securities it owns in its portfolio as a shareholder in accordance with its views. THIS INVESTMENT RESTRICTION WOULD BE DESIGNATED A NON-FUNDAMENTAL POLICY.

          13. [4.] Purchase securities of [closed-end] OTHER investment companies, except TO THE EXTENT PERMITTED UNDER THE 1940 ACT [(a) in the open market where no commission except the ordinary broker's commission is paid, which purchases are limited to a maximum of (i) 3% of the total voting stock of any one closed-end investment company, (ii) 5% of its net assets with respect to any one closed-end investment company and (iii) 10% of its net assets in the aggregate, or (b) those received as part of a merger or consolidation. The Fund may not purchase the securities of open-end investment companies other than itself]. THIS INVESTMENT RESTRICTION WOULD BE DESIGNATED A NON-FUNDAMENTAL POLICY.

          [13. Purchase, sell or write puts, calls or combinations thereof, except as described in the Fund's Prospectus and this Statement of Additional Information.]

          14. [15.] Enter into repurchase agreements providing for settlement in more than seven days after notice or purchase securities which are illiquid, if, in the aggregate, more than 15% of the value of the Fund's net assets would be so invested.

          Investment Restrictions numbered 1 through 10 would be fundamental policies of the Fund which cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting shares. Investment Restrictions numbered 11 through 14 would not be fundamental policies and may be changed by vote of a majority of the Fund's Board members at any time.

VOTE REQUIRED AND BOARD MEMBERS' RECOMMENDATION

          Approval of the Proposals will be sought by ten separate votes, as set forth in the Proxy Card accompanying this Proxy Statement. Each of the ten votes is independent of the others and will be approved separately upon obtaining the requisite vote described below.

          Approval of each Proposal described herein, with respect to each separate vote, requires the affirmative vote of (a) 67% of the Fund's voting securities present at the Meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE COMPANY'S BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF EACH PROPOSAL

                             ADDITIONAL INFORMATION

          The Dreyfus Corporation, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser.

          Premier Mutual Fund Services, Inc., with principal offices at 60 State Street, Boston, Massachusetts 02109, serves as the Fund's distributor.

          Dreyfus Transfer, Inc., a wholly-owned subsidiary of The Dreyfus Corporation, P.O. Box 9671, Providence, Rhode Island 02940-9671, is the Fund's transfer and dividend disbursing agent.

          Mellon Bank, N.A., The Dreyfus Corporation's parent, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, acts as custodian of the Fund's investments.

                               VOTING INFORMATION

          The Fund will bear the cost of soliciting proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone or by telegraph, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Officers, employees or agents of the Fund, or its affiliates, also may solicit proxies by contacting shareholders by telephone and telegram. The Fund has retained [Management Information Services Corp. ("MIS")] to assist in the solicitation of proxies. [MIS] is expected to charge a fee of approximately $________, which will be borne by the Fund. Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity. In all cases where a telephonic proxy is solicited, the shareholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and the number of shares owned and to confirm that the shareholder has received the Fund's proxy statement and proxy card in the mail. Within 72 hours of receiving a shareholder's telephonic or electronically transmitted voting instructions, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Fund a written notice of revocation or a subsequently executed proxy or by attending the meeting and voting in person.

          If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue.

          If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for the proposal. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" the proposals in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" the proposals against any adjournment. A quorum is constituted by the presence in person or by proxy of the holders of at least 30% of the Fund's outstanding shares entitled to vote at the Meeting.

          As of ______, 1998, the following shareholders were known by the Fund to own of record and beneficially 5% or more of the Fund's outstanding voting securities: [To Be Provided].

          As of ______, 1998, the Company's Board members and officers, as a group, beneficially owned less than 1% of the Fund's outstanding shares.

                                  OTHER MATTERS

          The Company's Board is not aware of any other matters which may come before the Meeting. However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

               NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
                               AND THEIR NOMINEES

          Please advise the Fund, in care of Dreyfus Transfer, Inc., Attention:
Dreyfus Strategic Income Fund, P.O. Box 9671, Providence, Rhode Island 02940-9671, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN HIS OR HER PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  September 15, 1998

PRELIMINARY COPY

                          DREYFUS STRATEGIC INCOME FUND

          The undersigned shareholder of DREYFUS STRATEGIC INCOME FUND (the "Fund") hereby appoints Michael S. Petrucelli and Elba Vasquez and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on September 2, 1998 at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, Room 7G, New York, New York, at 10:00 a.m. on Tuesday, October 27, 1998, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposal, as more fully described in the proxy statement for the Meeting.

         Please mark boxes in blue or black ink.


      1. To change the Fund's investment objective.

             / / FOR        / / AGAINST     / / ABSTAIN

      2. To eliminate the 95%/5% credit quality restriction.

             / / FOR        / / AGAINST     / / ABSTAIN

      3. (a)  To delete Investment Restriction No. 3 (unseasoned issuers).

             / / FOR        / / AGAINST     / / ABSTAIN

         (b) To revise Investment Restriction No. 4 (investing in other investment companies) and redesignating it as a non-fundamental policy.

             / / FOR        / / AGAINST     / / ABSTAIN

         (c) To delete Investment Restriction No. 5 (retaining securities owned by officers or Board members).

             / / FOR        / / AGAINST     / / ABSTAIN

         (d) To redesignate Investment Restriction No. 9 (pledging assets) as a non-fundamental policy.

             / / FOR        / / AGAINST     / / ABSTAIN

         (e) To redesignate Investment Restriction No. 12 (investing for control) as a non-fundamental policy.

             / / FOR        / / AGAINST     / / ABSTAIN

         (f) To delete Investment Restriction No. 13 (put and call options).

             / / FOR        / / AGAINST     / / ABSTAIN

         (g) To adopt a New Investment Restriction No. 9 (senior security).

             / / FOR        / / AGAINST     / / ABSTAIN

         (h) To adopt a New Investment Restriction No. 10 (purchasing securities on margin).

             / / FOR        / / AGAINST     / / ABSTAIN

         4. To transact such other business as may properly come before the Meeting, or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD AND WILL BE VOTED FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.


                                    Signature(s) should be exactly as name or names appearing on this form. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.



                                               Dated:_______________, 1998


                                    -------------------------
                                    Signature(s)


                                    -------------------------
                                    Signature(s)


Sign, Date and Return this Proxy Card
Promptly Using the Enclosed Envelope.